EXHIBIT D






                        STANDSTILL AND RELEASE AGREEMENT

                                 ("NBI Release")

                                SPECIFIC RELEASE


     FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, each of the undersigned (i.e., National Bancshares, Inc., a Delaware corporation, and each of its directors, James F. McCall, Frank Francois and Theodore A. Adams, Jr. in their corporate and individual capacities) (together, the "Releasing Parties"), hereby releases and forever discharges Citibank, N.A., Abigail Adams National Bancorp, Inc., The Adams National Bank and _________________________ (who is the "Purchaser," as such term is defined in that certain Standstill and Release Agreement dated as of February ____, 1995 between Citibank, N.A. and National Bancshares, Inc.), and each of their respective associates, owners, stockholders, subscribers, promoters, predecessors, successors, heirs, assigns, agents, directors, officers, partners, representatives, lawyers, consultants and employees and all persons acting by, through, under or in concert with them, or any of them, and any other person or entity (collectively, the "Released Parties"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, arising from the day before the beginning of time to the date hereof (together, "Claims"), which the undersigned now has or may hereafter have against the Released Parties, or any of them by reason of any matter, cause, or thing arising from or in connection with, or in any way relating to:

     (1) that certain Stock Purchase Agreement dated April 11, 1994, between Citibank, N.A. and National Bancshares, Inc.;

     (2) that certain Stock Purchase Agreement, as Amended dated June 1, 1994, between Citibank, N.A. and National Bancshares, Inc.;

     (3) any attempt, effort, proposal or offer by or on behalf of the Releasing Parties, or any of them, to acquire, or offer to acquire, directly or indirectly, any shares or other interest in Abigail Adams National Bancorp, Inc. or any of its property or assets;

     (4) any dealings, negotiations, discussions, agreements, contracts, actions or inactions by or between the Releasing




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         Parties,  or any of them, on the one hand, and the Released Parties, or any of them, on the other hand, or on their respective behalves, regarding the proposed, planned, attempted or offered acquisition by National Bancshares, Inc. of, or offer to acquire, any shares or other interest in Abigail Adams National Bancorp, Inc., from whatever source;

         (5) any action or failure to take action, by or on behalf of the Released Parties, or any of them, including without limitation any statements made or claims asserted or threatened, in any way relating to the Releasing Parties, or any of them, any subsidiary, employee, officer, director, agent or attorney thereof;

         (6) any effort or attempt by the Released Parties, or any of them, to cause any person or entity to take or not to take any action relating to Abigail Adams National Bancorp, Inc.
         or the Adams National Bank;

         (7) rights, claims, obligations, duties or liabilities under the D.C. Human Rights Act, as may be amended from time to time, and any rules or regulations thereunder;

         (8) the performance or termination of any agreements between Citibank, N.A. and National Bancshares, Inc.;

         (9) any dealings, negotiations, discussions, agreements, contracts between Citibank, N.A. and any other person or entity regarding Abigail Adams National Bancorp, Inc.;

         (10) shares of Abigail Adams National Bancorp, Inc. held by Citibank, N.A. as collateral for a certain loan to certain individuals, among others, who are or were among the officers and directors of Abigail Adams National Bancorp, Inc.; or

         (11) the alleged agreement between Citibank, N.A. and National Bancshares, Inc., which was the subject of Civil Action No. 13810 in the Court of Chancery of the State of Delaware in and for New Castle County.

(individually, a "Released Claim," and collectively, "Released Claims"). This Release shall not release or discharge any claim that does not arise from, or is not in connection with or related to items 1 through 11, above.

     Each of the Releasing Parties represents and warrants to the Released Parties that he or it has not assigned or transferred any interest in any Released Claim, and each of the Releasing Parties agrees (individually and not jointly) to indemnify and hold the Released Parties harmless from any liability, claim, demand, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer by the Releasing Party. It is the intention of each of the undersigned that this indemnity does not require payment as a condition precedent to recovery by the Released Parties from the undersigned under this indemnity.

     Each of the Released Parties agrees that if he or it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Released Claims or in any manner asserts against a Released Party any of the Released Claims, then such Releasing Party will (individually and not jointly) pay to such Released Party, in addition to any other damages caused thereby, all attorneys' fees incurred by the Releasing Party in defending or otherwise responding to said suit or claim.

     Each Released Party, by accepting the benefits of this Release, and the undersigned further understand and agree that the execution and acceptance of this Release shall not constitute or be construed as an admission of any liability, claim, defense or counterclaim by or against any party.

                               [SIGNATURE FOLLOWS]

------------------------------
         James F. McCall



STATE OF                        )
---------------------------------
                                )ss.
COUNTY OF                       )
---------------------------------


     On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared James F. McCall, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]





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



------------------------------
         Frank Francois



STATE OF                        )
---------------------------------
                                )ss.
COUNTY OF                       )
---------------------------------


     On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared Frank Francois, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


------------------------------
Notary Public in and for
Said County and State

[Seal]


------------------------------
         Theodore A. Adams, Jr.


STATE OF                        )
---------------------------------
                                )ss.
COUNTY OF                       )
---------------------------------


     On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared Theodore A. Adams, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]

National Bancshares, Inc., a Delaware corporation



By: __________________________
Title: _______________________



STATE OF                        )
---------------------------------
                                )ss.
COUNTY OF                       )
---------------------------------


     On this _____ day of _______________, in the year 1995, before me, the undersigned, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.



------------------------------
Notary Public in and for
Said County and State


[Seal]

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